SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549



                            FORM 8-K


                         CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



       October 12, 1998                           0-26392
Date of Report (Date of Earliest        Commission File Number
       Event Reported)


                      LEVEL 8 SYSTEMS, INC.
     (Exact Name of Registrant as Specified in its Charter)


          New York                              11-2920559
(State or other jurisdiction                 (I.R.S. Employer
      of incorporation)                    Identification Number)




                          1250 Broadway
                           35th Floor
                      New York, New York  10001
       (Address of Principal Executive Offices) (Zip Code)




                         (212) 244-1234
       (Registrant's telephone number, including area code)



Item 5.   Other Events

     Level 8 Systems, Inc. (the "Company") and Microsoft Corporation ("Microsoft") have entered into a license agreement, under which the Company has agreed to license to Microsoft the source and object codes for certain software products (the "Licensed Software") that enable interoperability between Microsoft's Message Queue Server running on Microsoft's Windows NT operating systems and IBM Corporation's MQ Series message software running on a variety of operating systems. Pursuant to the license agreement, Microsoft currently is obligated to pay the Company $2,960,000, and will be obligated to pay an additional aggregate of $740,000, upon Microsoft's acceptance of certain versions of certain of the Licensed Software. Under the license agreement, the parties also have certain additional mutual obligations relating to product modifications and support. Microsoft also has recommendation obligations with respect to certain of the Company's Falcon MQ Client products. The term of the license agreement is two years, subject to earlier termination in the event of a party's material breach of the agreement.



                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              LEVEL 8 SYSTEMS, INC.
                                   (Registrant)

Dated:  October 12, 1998      By: /s/ Arie Kilman
                              Name:  Arie Kilman
                              Title: Chief Executive Officer